Registration No. 333-88990

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-8 TO FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	13-1872319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530, Clayton, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

CHASE INDUSTRIES INC. 1994 LONG TERM INCENTIVE PLAN
CHASE INDUSTRIES INC. 1997 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN
CHASE INDUSTRIES INC. 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of the plans)

G. H. Pain
Senior Vice President, General Counsel and Secretary
Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
(Name and address of agent for service)

314-480-1400
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer __X___       Accelerated filer _____
Non-accelerated filer ______                   Smaller reporting company _______

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 filed as Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Commission File No. 333-88990) filed with the Securities and Exchange Commission on September 27, 2002, pertaining to the registration of 921,388 shares of common stock, issuable under the Chase Industries Inc. 1994 Long Term Incentive Plan, the Chase Industries Inc. 1997 Executive Deferred Compensation Stock Option Plan and the Chase Industries Inc. 1997 Non-Employee Director Stock Option Plan (the “Plans”).  The Registrant is filing this Post-Effective Amendment No. 2 to deregister all shares of common stock that have not been sold or otherwise issued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on May 7, 2012.

OLIN CORPORATION

By: /s/ George H. Pain
George H. Pain, Senior Vice President,
   General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Joseph D. Rupp	/s/ Randall W. Larrimore
Joseph D. Rupp Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	Randall W. Larrimore Director
/s/ John E. Fischer	/s/ John M. B. O’Connor
John E. Fischer Senior Vice President and Chief Financial Officer (Principal Financial Officer)	John M. B. O’Connor Director
/s/ Todd A. Slater	/s/ Richard M. Rompala
Todd A. Slater Vice President, Finance and Controller (Principal Accounting Officer)	Richard M. Rompala Director
/s/ Gray G. Benoist	/s/ Philip J. Schulz
Gray G. Benoist Director	Philip J. Schulz Director
/s/ Donald W. Bogus	/s/ Vincent J. Smith
Donald W. Bogus Director	Vincent J. Smith Director

/s/ C. Robert Bunch
C. Robert Bunch Director